Exhibit 99.1

Contacts:

Media

Meg Langan
Vice President
(973) 290-6319

margaret.langan@themedco.com

Investor Relations
Krishna Gorti, M.D.
Vice President, Investor Relations

(973) 290-6122
krishna.gorti@themedco.com

FOR IMMEDIATE RELEASE

The Medicines Company Reports First-Quarter 2017 Financial Results

PARSIPPANY, N.J.—April 26, 2017 — The Medicines Company (NASDAQ:MDCO) today announced its business and financial results for the first-quarter ended March 31, 2017.

“During the first quarter of 2017, The Medicine Company continued to deliver excellent execution against our 2017 objectives, significantly advancing key development programs, strictly managing cash deployment to enhance our ability to support our products and pipeline going forward, maintaining maximum strategic and operational flexibility and positioning us to drive shareholder value,” said Clive Meanwell, M.D., Ph.D., Chief Executive Officer of The Medicines Company.  “Nowhere is that execution excellence more evident than in our press release this morning announcing our agreement with the FDA on the Phase III development program for inclisiran.  We believe this agreement adds significantly to the strategic value of inclisiran, and follows the presentation of positive final results from the ORION-1 Phase II study of inclisiran at the American College of Cardiology’s 66th Annual Scientific Session on March 17, 2017.  Those results, which were simultaneously published in The New England Journal of Medicine, demonstrated inclisiran’s unique and highly-differentiated attributes and its game-changing potential.”

Dr. Meanwell continued, “During the first quarter, we also announced that the FDA had accepted for priority review the Company’s NDA filing for meropenem-vaborbactam (the combination formerly known as CARBAVANCE) for complicated urinary tract infections. The TANGO 2 Phase III trial, which compares the safety, tolerability and efficacy of meropenem-vaborbactam with best available therapy in patients with selected serious infections due to confirmed or suspected carbapenem-resistant Enterobacteriaceae, is ongoing and we expect results to be available before the end of the third quarter of 2017.  In the meantime, in the event that meropenem-vaborbactam is approved by the FDA, we are actively preparing to launch the product in the United States through our existing sales and distribution infrastructure.”

First-Quarter 2017 Financial Summary from Continuing Operations

Worldwide net revenue was $24.2 million in the first-quarter of 2017 compared to $50.3 million in the first-quarter of 2016. Included in total net revenue for the first-quarter of 2017 and 2016 were $10.4 million and $18.9 million, respectively, of royalty revenues derived from the gross profit on authorized generic sales of Angiomax® (bivalirudin) by Sandoz, Inc.  Worldwide Angiomax®/Angiox® (bivalirudin) net product sales were $6.9 million in the first-quarter of 2017, compared to $16.9 million in the first-quarter of 2016, with net product sales in the United States decreasing to $4.8 million in the first-quarter of 2017 from $13.2 million in the first-quarter of 2016.  Other products, including Ionsys® (fentanyl iontophoretic transdermal system), Minocin® (minocycline) for Injection, and Orbactiv® (oritavancin), and including the divested non-core cardiovascular products in the first-quarter of 2016, recorded sales of $7.0 million in the first-quarter of 2017 compared to $14.5 million in the first-quarter of 2016.

Net loss from continuing operations in the first-quarter of 2017 was $102.7 million, or $1.44 per share, compared to $90.4 million, or $1.31 per share, in the first-quarter of 2016.   Adjusted net loss (1) from continuing operations in the first-quarter of 2017 was $74.7 million, or $1.05(1) per share, compared to $71.2 million, or $1.03(1) per share, in the first-quarter of 2016.

First-Quarter 2016 Financial Summary from Discontinued Operations

In the first-quarter of 2016, the Company completed the sale of its hemostasis products.  Net loss from discontinued operations in the first-quarter of 2016 was $2.1 million, or $0.03 per share.

(1)    Adjusted net loss and adjusted loss per share from continuing operations are non-GAAP financial performance measures with no standardized definitions under U.S. GAAP. For further information and a detailed reconciliation, refer to the “Non-GAAP Financial Performance Measures” and “Reconciliations of GAAP to Adjusted Net Loss and Adjusted Loss per Share” sections of this press release.

At March 31, 2017, the Company had $436.7 million in cash and cash equivalents compared to $541.8 million at the end of 2016.

First-Quarter 2017 Conference Call and Webcast Information

The Company will host a conference call and webcast today, April 26, 2017, at 8:30 a.m., Eastern Daylight Time, to discuss first-quarter 2017 financial results.  The dial-in information to access the call is as follows:

U.S./Canada:	(877) 359-9508
International:	(224) 357-2393
Conference ID:	4094876

A taped replay of the conference call will be available from 11:30 a.m., Eastern Daylight Time, today until 11:30 a.m., Eastern Daylight Time, on May 3, 2017.  The replay may be accessed as follows:

U.S./Canada:	(855) 859-2056
International:	(404) 537-3406
Conference ID:	4094876

The webcast can be accessed in the Investors section of The Medicines Company website. A replay of the webcast will also be available.

About The Medicines Company

The Medicines Company is a biopharmaceutical company driven by an overriding purpose — to save lives, alleviate suffering and contribute to the economics of healthcare.  The Company’s mission is to create transformational solutions to address the most pressing healthcare needs facing patients, physicians and providers in three critical therapeutic areas:  serious infectious disease care, cardiovascular care and surgery and perioperative care. The Company is headquartered in Parsippany, New Jersey, with global innovation centers in California and Switzerland.

Forward Looking Statements

Statements contained in this press release that are not purely historical may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates,” “plans” and “expects” and similar expressions, including the Company’s preliminary financial results, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include whether the Company’s product candidates will advance in the clinical trials process on a timely basis or at all, or succeed in achieving their specified endpoints; whether the Company will make regulatory submissions for product candidates on a timely basis; whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all; whether the Company’s ongoing and planned commercial launches will be successful; the extent of the commercial success of our products; the Company’s ability to penetrate foreign markets; whether physicians, patients and other key decision makers will accept clinical trial results; whether the Company can protect its intellectual property; whether the Company will be able to raise additional capital on favorable terms or at all when needed; and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors detailed in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2017, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

NON-GAAP FINANCIAL PERFORMANCE MEASURES

In addition to financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted net loss and adjusted loss per share from continuing operations attributable to The Medicines Company. The Company believes these measures provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information.

Adjusted net loss from continuing operations excludes share-based compensation expense, amortization of acquired intangible assets, inventory adjustments, restructuring charges, milestone payments, changes in contingent purchase price, non-cash interest expense and net loss tax adjustments. The Company believes these non-GAAP financial measures help indicate underlying trends in the Company’s business and are important in comparing current results with prior period results and understanding projected operating performance. Non-GAAP financial measures provide the Company and its investors with an indication of the Company’s baseline performance before items that are considered by the Company not to be reflective of the Company’s ongoing results. See the attached Reconciliations of GAAP to Adjusted Net Loss and Adjusted Loss per Share for explanations of the amounts excluded and included to arrive at adjusted net loss and adjusted loss per share amounts for the three month periods ended March 31, 2017 and 2016.

These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly-filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

THE MEDICINES COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Net product revenues	$13,845	$31,375
Royalty revenues	10,371	18,931
Total net revenues	24,216	50,306
Operating expenses:
Cost of product revenues	13,553	18,797
Research and development	38,427	33,491
Selling, general and administrative	63,182	79,298
Total operating expenses	115,162	131,586
Loss from operations	(90,946)	(81,280)
Co-promotion and license income	757	975
Interest expense	(12,422)	(9,746)
Other loss	(9)	(262)
Loss from continuing operations before income taxes	(102,620)	(90,313)
Provision for income taxes	(50)	(46)
Net loss from continuing operations	(102,670)	(90,359)
Loss from discontinued operations, net of tax	—	(2,105)
Net loss	(102,670)	(92,464)
Net loss attributable to non-controlling interest	—	16
Net loss attributable to The Medicines Company	$(102,670)	$(92,448)

Amounts attributable to The Medicines Company:
Net loss from continuing operations	$(102,670)	$(90,343)
Loss from discontinued operations, net of tax	—	(2,105)
Net loss attributable to The Medicines Company	$(102,670)	$(92,448)

Basic loss per common share attributable to The Medicines Company:
Loss from continuing operations	$(1.44)	$(1.31)
Loss from discontinued operations	—	(0.03)
Basic loss per share	$(1.44)	$(1.34)

Diluted loss per common share attributable to The Medicines Company:
Loss from continuing operations	$(1.44)	$(1.31)
Loss from discontinued operations	—	(0.03)
Diluted loss per share	$(1.44)	$(1.34)

Weighted average number of common shares
Basic	71,073	69,210
Diluted	71,073	69,210

THE MEDICINES COMPANY

RECONCILIATIONS OF GAAP TO ADJUSTED NET LOSS AND

ADJUSTED LOSS PER SHARE

UNAUDITED

(In thousands, except per share amounts)

		Three Months Ended March 31,
		2017	2016
Net loss from continuing operations attributable to The Medicines Company - GAAP		$(102,670)	$(90,343)
Before tax adjustments:
Cost of product revenues:
Share-based compensation expense	(1)	171	215
Amortization of acquired intangible assets	(2)	6,469	6,285
Inventory adjustments	(3)	(411)	—
Restructuring charges	(4)	(66)	—
Research and development:
Share-based compensation expense	(1)	1,031	850
Restructuring charges	(4)	(108)	—
Milestone payments	(5)	—	1,000
Selling, general and administrative:
Share-based compensation expense	(1)	5,441	5,938
Restructuring charges	(4)	(51)	—
Changes in contingent purchase price	(6)	8,513	(1,428)
Other:
Non-cash interest expense	(7)	6,973	6,300
Net loss tax adjustments	(8)	(1)	9
Net loss attributable to The Medicines Company — Adjusted		$(74,709)	$(71,174)

Net loss per share attributable to The Medicines Company — Adjusted
Basic		$(1.05)	$(1.03)
Diluted		$(1.05)	$(1.03)
Weighted average number of common shares outstanding:
Basic		71,073	69,210
Diluted		71,073	69,210

Explanation of Adjustments:

(1)               Excludes share-based compensation of $6,643 and $7,003 for the three months ended March 31, 2017 and 2016 because these expenses are substantially dependent on changes in the market price of the Company’s common stock.

(2)               Excludes amortization of intangible assets resulting from transactions with Targanta, Incline Therapeutics and Rempex.

(3)               Excludes all non-cash inventory adjustments.

(4)               Excludes restructuring adjustments for the workforce reorganization related to the sale of the non-core cardiovascular products.

(5)               Excludes upfront and milestone payments for research and development collaboration arrangements and manufacturing scale up for MDCO-216.

(6)               Excludes changes in fair value of the contingent price related to the acquisitions of Targanta, Incline Therapeutics, Rempex and Annovation.

(7)               Excludes non-cash interest expense which is in excess of the actual interest expense paid on the Convertible Senior Notes.

(8)               Net loss tax adjustments reflect the estimated tax effect of the above adjustments and the impact of certain other non-operating tax adjustments.

In addition to the financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted financial measures that the Company believes provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information.  These adjusted measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP.  The Company strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.